SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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SCB Computer Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3800 Forest Hill-Irene Road, Suite 100, Memphis, TN 38125 (800) 221-1640 (901) 754-6577 Fax (901) 754-8463

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 23, 2003

To our Shareholders:

     The 2003 Annual Meeting of Shareholders of SCB Computer Technology, Inc. (the “Company”) will be held at the Company’s office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on September 23, 2003, beginning at 10:00 a.m. (local time). At the meeting, the Company’s shareholders will vote on the following proposals to:

1.	Elect three Class II directors of the Company to serve on the Board of Directors for a term expiring at the 2006 annual meeting of shareholders or until their successors are duly elected and qualified; and

2.	Ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004.

     Shareholders also will transact any other business that properly comes before the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

     Only shareholders of record at the close of business on August 15, 2003, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such shareholders will be available for inspection by any shareholder at the Company’s office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, during ordinary business hours beginning August 25, 2003, and continuing through the meeting.

     YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR ON THE INTERNET OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By Order of the Board of Directors, Gordon L. Bateman Secretary

August 22, 2003

i

3800 Forest Hill-Irene Road, Suite 100, Memphis, TN 38125 (800) 221-1640 (901) 754-6577 Fax (901) 754-8463

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 23, 2003

     This Proxy Statement is being furnished in connection with the solicitation of proxies by SCB Computer Technology, Inc. (the “Company”), on behalf of its Board of Directors, for use at the 2003 Annual Meeting of Shareholders and any postponement or adjournment thereof. The meeting will be held at the Company’s office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on September 23, 2003, beginning at 10:00 a.m. (local time).

     At the meeting, the Company’s shareholders will be asked to vote on proposals to (1) elect three Class II directors of the Company to serve on the Board of Directors for a term expiring at the 2006 annual meeting of shareholders, and (2) ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004. The proposals are set forth in the accompanying Notice of 2003 Annual Meeting of Shareholders and are described in more detail in this Proxy Statement. Shareholders also will transact any other business, not known or determined at the time of this proxy solicitation that properly comes before the meeting, although the Board of Directors knows of no such other business to be presented.

     By submitting your proxy either by voting by telephone or on the Internet or by executing and returning the enclosed proxy card, you will authorize the proxy holders — T. Scott Cobb, the Company’s President and Chief Executive Officer; Michael J. Boling, the Company’s Executive Vice President, Chief Financial Officer and Treasurer; and Gordon L. Bateman, the Company’s Executive Vice President and Secretary — to represent you and vote your shares of the Company’s common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any postponement or adjournment of the meeting.

     The Company’s 2003 Annual Report to Shareholders (the “Annual Report”), which includes the Company’s financial statements, accompanies this Proxy Statement. Although the Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

     This Proxy Statement and the accompanying materials are first being sent or given to the Company’s shareholders on or about August 22, 2003.

     YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR ON THE INTERNET OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

     At the meeting, the Company’s shareholders will vote on the following proposals to:

1.	Elect three Class II directors of the Company to serve on the Board of Directors for a term expiring at the 2006 annual meeting of shareholders; and

2.	Ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004.

     In addition, the Company’s management will report on the performance of the Company during fiscal 2003 and will respond to appropriate questions from shareholders.

Who is entitled to vote?

     The record date for the meeting is August 15, 2003. Only shareholders of record at the close of business on August 15, 2003, are entitled to receive notice of the meeting and to vote the shares of the Company’s common stock that they held on that date at the meeting. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on the record date, there were 24,412,754 outstanding shares of common stock.

Am I entitled to vote if my shares are held in “street name”?

     If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on certain “discretionary” items (such as Proposals 1 and 2), but will not be permitted to vote your shares on certain “non-discretionary” items. In the case of non-discretionary items, any shares not voted by your nominee will be considered “broker non-votes.”

How many shares must be present to hold the meeting?

     A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

     If a quorum is not present at the scheduled time of the meeting, the chair of the meeting or the holders of a majority of the shares present at the meeting, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

How do I vote my shares?

     If you are a registered shareholder, you may vote by telephone or on the Internet. If you are a registered shareholder (i.e., your shares are held in your own name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. You do not need to return your proxy card if you vote by telephone or on the Internet.

     If you are a beneficial owner of shares held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms and banks participate in a program provided through ADP Investor Communications Services (“ADP”) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm or bank that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

     If you are a participant, you may provide voting instructions to the trustee by telephone or on the Internet. If your shares are held in the Company’s Employee Stock Ownership Plan (“ESOP”), you may provide voting instructions to the ESOP trustee by telephone or on the Internet by following the instructions included on the ESOP voting instruction form. You do not need to return your ESOP voting instruction form if you provide voting instructions to the ESOP trustee by telephone or on the Internet.

     You may vote or provide voting instructions by mail. If you are a registered shareholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee. If you are a participant in the Company’s ESOP, you may provide voting instructions to the ESOP trustee by properly completing, signing, dating, and returning the accompanying ESOP voting instruction form. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada.

     You may vote in person at the meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. In addition, the Company will pass out written ballots to registered shareholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank or other nominee that holds your shares.

How will the shares allocated to my ESOP account be voted?

     If you are a participant in the Company’s ESOP, you may instruct First Bankers Trust, the trustee of the ESOP, to vote the shares of common stock held by the ESOP trustee and allocated to your ESOP account as of the record date. You may provide your voting instructions to the ESOP trustee either by telephone, on the Internet, or by properly completing, signing, dating, and returning the accompanying ESOP voting instruction form being sent to all ESOP participants. The ESOP trustee will vote the shares of common stock allocated to your ESOP account in accordance with your instructions if they are received by September 18, 2003. If your voting instructions are not received by such date, the ESOP trustee will vote the shares of common stock allocated to your ESOP account in the same proportion that it votes the shares for which timely instructions were received from the other ESOP participants.

Can I change my vote after I submit my proxy?

     Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting in any of the following ways: (1) by voting again by telephone or on the Internet, because only your latest telephone or Internet vote will be counted; (2) by properly completing, signing, dating, and returning another proxy card with a later date; (3) if you are a registered shareholder, by voting in person at the meeting; (4) if you are a registered shareholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting; or (5) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed.

Who will count the votes?

     Mellon Investor Services LLC, the transfer agent for the Company’s common stock, will tabulate and certify the shareholder votes submitted by proxy. A representative of Mellon Investor Services LLC will serve as the inspector of election at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

     Your Board of Directors recommends that you vote:

1.	FOR the election of the nominees named in this Proxy Statement as Class II directors of the Company to serve on the Board of Directors for a term expiring at the 2006 annual meeting of shareholders; and

2.	FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004.

What happens if I do not specify how my shares are to be voted?

     If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

Will any other business be conducted at the meeting?

     As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described herein. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

     Election of Directors. The three nominees that receive a plurality of the votes cast at the meeting will be elected as Class II directors of the Company to serve on the Board of Directors for a term expiring at the 2006 annual meeting of shareholders. This means that the three nominees with the highest numbers of votes will be elected as Class II directors. If you vote to “Withhold Authority” with respect to the election of the director nominees, your shares will not be voted with respect to the person indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

     Ratification of Appointment of Independent Accountants. The appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004, will be ratified if the votes cast at the meeting favoring the ratification of such appointment exceed the votes cast opposing it.

How will abstentions be treated?

     Shareholders have the option of abstaining from voting on Proposal 2 (ratification of the appointment of the independent accountants), but not on Proposal 1 (election of directors). If you abstain from voting on Proposal 2, your shares will be counted for the purpose of determining whether there is a quorum at the meeting, but they will not be included as shares voted on the proposal for the purpose of determining the outcome of the vote. With respect to Proposal 1, because the directors are elected by a plurality of the votes cast at the meeting, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on Proposal 1.

How will broker non-votes be treated?

     A “broker non-vote” occurs when a brokerage firm, bank or other nominee does not vote the shares that it holds in street name on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Neither of the proposals scheduled to be acted upon by the shareholders at the meeting is a non-discretionary item on which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. Instead, Proposal 1 (election of directors) and Proposal 2 (ratification of the appointment of the independent accountants) are discretionary items on which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Therefore, there will not be any broker non-votes at the meeting.

STOCK OWNERSHIP

How much common stock does the Company’s management and its largest shareholders own?

     The following table provides information about the beneficial ownership of the Company’s common stock as of June 30, 2003, by each director of the Company, each person nominated to become a director of the Company, each executive officer of the Company named in the Summary Compensation Table in this Proxy Statement, all directors and executive officers of the Company as a group, and each person known to management of the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock. A person’s beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Except as indicated herein and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1-4)	Percentage of Shares Outstanding (5)
Directors, Director Nominees, and Executive Officers:

Jack R. Blair	129,000	*
T. Scott Cobb	3,761,697	14.7%
Walter M. Grant	4,000	*
James E. Harwood	105,000	*
Robert J. Hunt	20,000	*
Robert G. McEniry	107,649	*
Jim Rout	—	—
Gordon L. Bateman	355,694	1.4
Michael J. Boling	361,200	1.4
Jeffrey S. Cobb	552,362	2.2
Steven H. Smith	298,534	1.2
All directors, director nominees, and executive
officers as a group (11 persons)	5,695,136	22.3

Other Shareholders:

Ben C. Bryant, Jr	4,772,733	19.6
3440 Pinebrake
Memphis, Tennessee 38125

Wellington Management Company, LLP	1,900,000	7.8
75 State Street
Boston, Massachusetts 02109

Royce & Associates, Inc.	1,204,100	5.0
1414 Avenue of the Americas
New York, New York 10019

*	Less than 1% of the outstanding shares of common stock.

(1)	The shares of common stock shown in the table include the following numbers of shares that are beneficially owned by the indicated persons but for which such beneficial ownership is disclaimed: T. Scott Cobb — 3,869 shares held by Mr. Cobb as custodian for his daughter, 908,668 shares held by his wife, and 139,347 shares held by his wife as custodian for their daughter; Mr. Boling — 1,000 shares held by his wife, and 200 shares held by Mr. Boling as custodian for his sons; Mr. Bateman — 20,000 shares held by his wife; and all directors, director nominees, and executive officers as a group — 1,073,084 shares.

(2)	The shares of common stock shown in the table include the following numbers of shares held in the trust created pursuant to the Company’s ESOP that were allocated to the accounts of the indicated persons as of June 30, 2003: Jeffrey S. Cobb — 5,034 shares; Mr. Smith — 8,234 shares; Mr. Bateman — 72,238 shares; and all directors, director nominees, and executive officers as a group — 85,506 shares.

(3)	The shares of common stock shown in the table include 47,649 shares that are to be issued to Mr. McEniry upon the termination of his service as a director pursuant to the Company’s stock incentive plan for non-management directors.

(4)	The shares of common stock shown in the table include the following numbers of shares that the indicated persons have the right to acquire as of June 30, 2003, or within 60 days thereafter (i.e., August 29, 2003) upon the exercise of stock options granted by the Company under its stock incentive plans: Mr. Blair — 40,000 shares; T. Scott Cobb — 30,000; Mr. Harwood — 75,000 shares; Mr. McEniry — 40,000 shares; Mr. Boling — 180,000 shares; Jeffrey S. Cobb — 370,300 shares; Mr. Smith — 290,300 shares; Mr. Bateman — 190,300 shares; and all directors, director nominees, and executive officers as a group — 1,215,900 shares. At June 30, 2003, only 23% of such stock options, representing the right to purchase a total of 280,000 shares of common stock, were considered to be “in-the-money” — i.e., the exercise price of the stock option was less than the fair market value of the underlying shares of common stock.

(5)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 24,325,524 outstanding shares of common stock as of June 30, 2003, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter (i.e., August 29, 2003).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Company’s common stock (the “Reporting Persons”) file initial reports of, and subsequent reports of changes in, beneficial ownership of the common stock with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports filed with the SEC. Based solely on the Company’s review of the copies of such reports and written representations from certain Reporting Persons furnished to the Company, the Company believes that the Reporting Persons complied with all applicable Section 16(a) filing requirements during fiscal 2003, except that a Form 4 was not timely filed reflecting the acquisition on December 31, 2002 of the right to 12,661 shares that are to be issued to Robert G. McEniry upon the termination of his service as director pursuant to the Company’s stock incentive plan for non-management directors. The Form 4 filing for this acquisition was made on January 7, 2003.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

     The Board of Directors is divided into three classes of directors whose terms expire in successive years. The term of the Class II directors will expire at this meeting. The current Class II directors are Jack R. Blair, Walter M. Grant and Robert J. Hunt. The term of the Class III directors will expire at the Company’s 2004 annual meeting of shareholders. The current Class III directors are T. Scott Cobb and Robert G McEniry. The term of the Class I directors will expire at the 2005 annual meeting of shareholders. The current Class I directors are James E. Harwood and Jim Rout. Each succeeding term of a Class I, Class II, or Class III director will expire at the Company’s third annual meeting of shareholders held after his or her election. In each case, the director will hold office until his or her successor is elected and qualified, subject to the director’s prior death, resignation, retirement, disqualification, or removal from office.

Class II Director — Nominees for Election — Term Expiring at 2006 Annual Meeting of Shareholders

     The Board of Directors has nominated Jack R. Blair, Walter M. Grant and Robert J. Hunt to be elected at this meeting to serve as the Class II directors of the Company for a term expiring at the 2006 annual meeting of shareholders. All the nominees are incumbent directors, with Mr. Blair having served as a director since 1999 and as the Company’s Chairman of the Board since 2000; and Mr. Grant and Mr. Hunt having served since November 2002. Information concerning the Class II director nominees is set forth below.

     Jack R. Blair. Mr. Blair, age 61, has been a director of the Company since 1999 and its non-executive Chairman of the Board since 2000. He was a director from 1989 to 1998, and a Group President from 1987 to 1998, of Smith & Nephew plc, a global medical device manufacturer. Mr. Blair was President of Richards Medical Company, which Smith & Nephew plc acquired in 1986, from 1982 to 1987. He is a director and the non-executive chairman of the board of dj Orthopedics, Inc., a manufacturer of orthopedic products and accessories; a director of NuVasive, Inc., a manufacturer of minimally invasive spinal orthopedic equipment; and a director of Bulab Holdings, Inc., the parent company of Buckman Laboratories, a producer of specialty industrial chemicals.

     Walter M. Grant. Mr. Grant, age 58, has been a director of the Company since November 2002. Mr. Grant has more than thirty-two (32) years of legal and business experience in a variety of industries. From 1996 to 2002, he served as Senior Vice President, General Counsel and Secretary of Bruno’s Supermarkets, Inc. and its predecessor, Bruno’s Inc., which operates supermarkets in the southeastern United States. Mr. Grant served as Senior Vice President, General Counsel and Secretary of The Actava Group, Inc. (formerly named Fuqua Industries, Inc.), a diversified consumer products company, from 1993 to 1996. He was Senior Vice President and General Counsel for the North American operations for Smith & Nephew plc, a global medical device manufacturer from 1991 to 1993. Mr. Grant was Vice President, General Counsel and Secretary of Contel Corporation, a telecommunications company from 1983 to 1991. He was also a partner in Alston & Bird, an Atlanta law firm.

     Robert J. Hunt. Mr. Hunt, age 54, has been a director of the Company since November 2002. Mr. Hunt served as Executive Vice President and Chief Financial Officer of AutoZone, Inc., a retail auto parts company, from 1994 to 2002, and served as a director of AutoZone, Inc. from 1997 to 2001. He served as Executive Vice President, Chief Financial Officer and a director of The Price Company, a warehouse club operator from 1991 to 1993. Mr. Hunt served as Executive Vice President and Chief Financial Officer of Malone & Hyde, Inc. from 1988 to 1991, and its Vice President and Controller from 1984 to 1988. Prior to 1984, Mr. Hunt held a variety of financial and accounting positions with PepsiCo, Inc. and Price Waterhouse & Co. He is a member of GHE, LLC, an investment management firm, and a Trustee of The Academy Place Foundation. Mr. Hunt is also a certified public accountant.

     Each nominee has consented to serve on the Board of Directors. If any nominee were to become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

Class III Directors — Term Expiring at 2004 Annual Meeting of Shareholders

     The following persons currently serve as Class III directors of the Company for a term expiring at the 2004 annual meeting of shareholders:

     T. Scott Cobb. Mr. Cobb, age 66, is a co-founder of the Company and has been a director and the President and Chief Executive Officer since 2000. He previously served the Company as a director and Chairman of the Board from 1984 to 1999 and President from 1984 to 1996. Mr. Cobb was a partner in Seltmann, Cobb & Bryant, the Company’s predecessor, from its formation in 1976 to 1984. He is the father of Jeffrey S. Cobb, an Executive Vice President and the Chief Operating Officer of the Company.

     Robert G. McEniry. Mr. McEniry, age 62, has been a director of the Company since 1999. Since 1996, he has been Chairman of the Board and Chief Executive Officer of nexAir LLC, a distributor of atmospheric and industrial gases, safety and welding equipment, specialized medical equipment, and industrial supplies. He was President of Standard Welders Supply Company, a predecessor of nexAir LLC, from 1971 to 1996, and held various sales and management positions there beginning in 1963.

Class I Directors — Term Expiring at 2005 Annual Meeting of Shareholders

     The following persons currently serve as a Class I directors of the Company for a term expiring at the 2005 annual meeting of shareholders:

     James E. Harwood. Mr. Harwood, age 67, has been a director of the Company since 1996. He has been President of Sterling Equities, Inc., an investment services firm, since 1990. Mr. Harwood held several executive positions with Schering-Plough Corporation, a pharmaceutical and health care products company, from 1980 to 1990. He also is a director of Union Planters Corporation, a bank holding company.

     Jim Rout. Mr. Rout, age 61, has been a director of the Company since 2002. He has been President of Jack MorrisAuto Glass since September 2002. Mr. Rout was the Mayor of Shelby County, Tennessee, which includes the City of Memphis, from 1994 to 2002. His term in office as Mayor ended in 2002, and he chose not to seek re-election. Mr. Rout was a member of the Shelby County Board of Commissioners from 1978 to 1994. He was the founder and President of Behavioral Health Group, Inc., a provider of psychiatric case management services to large employers, from 1988 to 1994. Mr. Rout also was the President of Jim Rout & Associates, a sales and management training and business development consulting firm, from 1981 to 1994. Mr. Rout is a director of Civitas Bank Group, a bank holding company, and BankTennessee.

Board of Directors’ Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CLASS II DIRECTOR NOMINEES LISTED ABOVE. All proxies solicited on behalf of the Board of Directors will be voted FOR the election of such Class II director nominees unless the shareholders instruct otherwise in their proxies.

How does the Board of Directors operate?

     The Board of Directors has established a policy of holding meetings on a regular quarterly basis and on other occasions when required by special circumstances. The Board of Directors delegates certain of its functions to three Committees, the Audit, Compensation and Corporate Governance Committees, which are described below.

     Audit Committee. The Audit Committee is composed of three independent directors who are appointed by the Board of Directors. The current members of the Audit Committee are Robert G. McEniry, Jim Rout, and Robert J. Hunt (chairman). Each member of the Audit Committee is independent under the applicable listing standards of the National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the Board of Directors in fiscal 2003. The principal function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities and duties to the Company’s shareholders and other constituencies relating to the quality and integrity of the Company’s accounting and financial reporting practices. Among other things, the Audit Committee is authorized to recommend to the Board of Directors the retention or discharge of the Company’s independent accountants; review and approve the engagement of the independent accountants, including the scope and extent of audit procedures and the fees to be paid for the audit; review, in consultation with the independent accountants, the audit results and the proposed opinion letter or audit report and any related management letter; review and approve the audited financial statements of the Company; consult with the independent accountants and management of the Company on the adequacy of internal accounting controls; review the independence of the independent accountants; review and approve the engagement of accounting firms for non-audit services; oversee the internal audit function to ensure proper recording of accounting and financial information, the Company’s compliance with applicable regulatory requirements, and the ethical conduct of its affairs; and direct and supervise investigations into matters within the scope of its duties and responsibilities.

     Compensation Committee. The Compensation Committee is composed of three non-employee directors who are appointed by the Board of Directors. The current members of the Compensation Committee are James E. Harwood, Walter M. Grant, and Jim Rout (chairman). Each member of the Compensation Committee is a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The principal function of the Compensation Committee is to assist the Board of Directors in addressing the compensation of the Company’s directors, executive officers, and other employees. Among other things, the Compensation Committee is authorized to review and approve the Company’s compensation policies and programs; review the performance of the Chief Executive Officer on an annual basis; and review and approve the salaries, bonus awards, and grants of stock options and other incentive compensation for the Chief Executive Officer and other executive officers.

     Corporate Governance Committee. On June 19, 2003, the Board of Directors established a Corporate Governance Committee. The Corporate Governance Committee is composed of four non-employee directors who are appointed by the Board of Directors. The current members of the Corporate Governance Committee are James E. Harwood, Robert J. Hunt, Robert G. McEniry, and Walter M. Grant (chairman). The principal function of the Corporate Governance Committee is to assist the board in identifying qualified individuals to become board members, in determining the composition of the Board and its committees, in monitoring a process to assess board effectiveness, and in developing and implementing the company’s corporate governance principles. The Corporate Governance Committee will consider director nominees recommended by shareholders. Shareholders wishing to recommend director nominees for consideration by the Committee may do so by writing to the Secretary of the company in a timely manner, providing the nominee’s name, biographical data and qualifications.

Audit Committee Report

     Management is responsible for the Company’s internal accounting and financial controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report its findings to the Board of Directors.

     In this context, the Audit Committee has met and held discussions, separately and jointly, with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended April 30, 2003, were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

     The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     In connection with the standards for independence of the Company’s independent accountants promulgated by the Securities and Exchange Commission, the Audit Committee considered in advance of the provision of any non-audit services by the Company’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Company’s independent accountants.

     The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the independent accountants their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements as of and for the fiscal year ended April 30, 2003, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003, for filing with the Securities and Exchange Commission. In addition, the Audit Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004.

Submitted by the Audit Committee of the Board of Directors of SCB Computer Technology, Inc. Robert G. McEniry Jim Rout Robert J. Hunt (chairman)

How often did the Board of Directors and its committees meet in fiscal 2003?

     The Board of Directors met eight times during fiscal 2003. The Audit Committee met three times in fiscal 2003. The Compensation Committee met four times during fiscal 2003. Each director attended more than 75% of the total number of meetings of the Board of Directors and its committees on which he served in fiscal 2003.

How are directors nominated?

     Pursuant to the Company’s bylaws, nominations for election as a director of the Company may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or any shareholder entitled to vote for the election of directors. On June 19, 2003, the Board of Directors established a Corporate Governance Committee to assist the board in identifying qualified individuals to become board members. Shareholder nominations for election to the Board of Directors must be made by written notice delivered to the Secretary of the Company in a timely manner and must identify the nominee by name and provide pertinent information concerning his or her background and experience.

How are directors compensated?

     The Company compensates its non-employee directors for their service in such capacity. Directors who are also employees of the Company are not separately compensated for their service as directors. All directors are reimbursed for their actual out-of-pocket expenses incurred in attending meetings.

     The non-employee directors, other than Jack R. Blair (see below), receive compensation from the Company consisting of (1) an annual cash retainer of $20,000; (2) a cash fee of $1,000 for each meeting of the Board of Directors or any of its committees attended by a director or committee member, with an additional cash fee of $1,000 to be paid to the chairman of the meeting due to the additional responsibilities attendant to such position; (3) upon initial election as a director, a grant of stock options to purchase 20,000 shares of common stock at an exercise price equal to the fair market value on the effective date of grant; and (4) upon re-election as a director, a grant of stock options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value on the effective date of grant. The non-management directors may elect on an annual basis to participate in the Non-Management Directors’ Stock Incentive Plan (the “Plan”) which provides that the non-management director may be awarded shares of common stock in lieu of a percentage of the cash amount of director fees earned by the director during the fiscal year. The number of shares of common stock to be awarded is calculated at the end of each calendar quarter by dividing the dollar amount of director fees earned by each participant during that calendar quarter by the last reported sale price of the common stock on such date. The shares of common stock to be awarded by the director pursuant to this Plan are not issued until a director’s service on the Board of Directors terminates. The principal goals of this compensation program are to enhance the equity and incentive elements of the Company’s non-employee director compensation through reliance on stock option grants, to reward such directors for taking on extra responsibilities such as service on a committee, and to make the total compensation package an effective tool for the recruitment and retention of qualified, talented non-employee directors.

     The Company paid a monthly fee of $8,000 to Jack R. Blair as compensation for his service as the non-executive Chairman of the Board of the Company from May 1, 2002 to October 31, 2002. Mr. Blair did not receive the annual retainer or meeting attendance fees, but did receive the stock option grants that were provided to other non-employee directors. As of November 1, 2002, the Company pays a monthly fee of $5,000 and a cash fee of $1,000 for each attended meeting of the Board of Directors to Jack R. Blair as compensation for his service as the non-executive Chairman of the Board of the Company. Mr. Blair does not receive the annual retainer, but he does receive the stock option grants, that are provided to other non-employee directors of the Company. The Company also reimburses Mr. Blair for all necessary, reasonable, and documented expenses that he incurs in serving as the non-executive Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

     James E. Harwood, Jim Rout, Robert G. McEniry, Walter M. Grant, and George Cates (former director) served as members of the Compensation Committee of the Board of Directors during fiscal 2003. None of such persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during fiscal 2003 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee of the Board of Directors.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT ACCOUNTANTS

     BDO Seidman, LLP audited the financial statements of the Company for fiscal 2003 and has served as the Company’s independent accountants since fiscal 2000. The Board of Directors has selected BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004, based on the recommendation of the Audit Committee and subject to shareholder ratification.

     In addition to retaining BDO Seidman, LLP to audit the Company’s consolidated financial statements for the fiscal year ending April 30, 2003, the Company retained BDO Seidman, LLP to provide various consulting and other services in the fiscal year ending April 30, 2003, and expects to continue to do so in the future. The following table presents fees for professional services rendered by BDO Seidman, LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q (“Audit Fees”) for fiscal years ending April 30, 2002 and April 30, 2003, and fees billed for other services rendered by BDO Seidman, LLP.

	2002	2003
Audit Fees	$178,000	$200,000
Audit Related Fees (1)(2)	20,000	65,000
Tax Fees (2)(3)	66,000	90,000
All Other Fees (2)	0	0

	$264,000	$355,000

(1)	Audit related fees consisted principally of the audit of the Company’s benefit plan and consultation regarding acquisitions and internal control matters.

(2)	The Audit Committee has determined that the provision of all non-audit services performed for the Company by BDO Seidman, LLP is compatible with maintaining that firm’s independence.

(3)	Tax fees consisted primarily of tax return preparation, state tax matters and tax advisory services.

     Representatives of BDO Seidman, LLP are expected to be present at the meeting. They will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the Company’s shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2004. All proxies solicited on behalf of the independent accountants will be voted FOR the ratification of the appointment of the independent accountants unless the shareholders instruct otherwise in their proxies. If the shareholders do not ratify the appointment, the matter will be considered by the Audit Committee and the Board of Directors.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     Overview. The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program. The Committee is composed of three non-employee directors, Walter M. Grant, James E. Harwood, and Jim Rout (Chairman). The Committee is responsible for making decisions with respect to the compensation of the Company’s executive officers, including the Chief Executive Officer. In making decisions regarding executive compensation, the Committee has attempted to implement a policy that serves the financial interests of the Company’s shareholders while providing appropriate incentives to its executive officers.

     Compensation Philosophy. The Company’s executive compensation program is designed to attract and retain high caliber executives and motivate them to achieve superior performance for the benefit of the Company’s shareholders. The Committee believes that a significant portion of executive officers’ compensation potential on an annual basis should be at risk based on the Company’s performance. If the Company’s performance does not meet the criteria established by the Committee, incentive compensation will be adjusted accordingly.

     Compensation Program. The compensation for executive officers of the Company generally consists of a base salary, an annual incentive bonus, and long-term incentive compensation in the form of nonqualified stock options granted under the Company’s stock incentive plans. The total direct compensation (i.e., base salary, annual incentive bonus, and long-term incentive compensation) paid to the Company’s executive officers is intended to be competitive with the total direct compensation paid to executive officers in similar positions at companies primarily in the information technology services industry with revenues similar to those of the Company. These components of executive compensation are discussed more fully below.

     Base Salary. The Committee determines the base salaries of the Chief Executive Officer and all other executive officers of the Company. In setting the base salaries, the Committee obtains relevant compensation data from comparable companies in the information technology services industry. Salaries are reviewed annually, and increases are based primarily on merit according to each executive officer’s achievement of performance objectives. The base salary of T. Scott Cobb, Chief Executive Officer, is paid pursuant to the terms of an Employment Agreement (“Agreement”) dated November 1, 2002 between the Company and Mr. Cobb. The material terms of the Agreement are described below in the section titled “Compensation of Chief Executive Officer”.

     Annual Incentive Bonus. The Company maintained an annual incentive bonus plan for its executive officers with respect to their performance in fiscal 2003. The plan provided for the discretionary payment by the Company of an annual incentive bonus of up to 50% of an executive officer’s base salary in the event that the Company achieved a specific financial performance goal for the fiscal year as established by the Committee. Although the Company did not achieve the financial performance goal, the Committee considered a variety of factors in evaluating the payment of discretionary bonuses to its executive officers, including the contributions of the executive officers to the development and implementation of strategic plans and goals for the Company resulting in profitability and increased shareholder value. Based on its assessment of the executives’ activities and accomplishments and the Company’s performance during the period covered by the bonus consideration, the Committee recommended and the Company paid annual incentive bonuses to its executive officers in amounts equal to approximately 30% of their respective annual base salaries.

     Long-Term Incentive Compensation. In fiscal 2003, the Company provided its executive officers with long-term incentive compensation in the form of nonqualified stock options granted under the Company’s stock incentive plans. Two executive officers, Michael J. Boling and Jeffrey S. Cobb, each received stock options to purchase 200,000 shares of common stock at an exercise price of $0.70 per share, which was the closing sale price of the common stock on the grant date, August 28, 2002. The stock options vest and become exercisable over four years, one-fourth on each anniversary date beginning August 28, 2003, one year after the grant date, and have a term of ten years. The Committee believes that the grant of stock options to the executive officers as long-term incentive compensation benefits the Company by aligning the interests of the executive officers with those of the Company and its shareholders.

     Compensation of Chief Executive Officer. T. Scott Cobb was the President and Chief Executive Officer of the Company during fiscal 2003. The Company paid Mr. Cobb a base salary of $422,917 in fiscal 2003. His base salary was $350,000 from May 1 through May 31, 2002, and was increased to $400,000 from June 1 through October 31 2002. On November 1, 2002, the Company entered into an Employment Agreement (“Agreement”) with Mr. Cobb that provides for his employment through September 30, 2006. Pursuant to the terms of that Agreement, Mr. Cobb’s base salary was increased to $450,000. Mr. Cobb also was eligible to receive an annual incentive bonus of up to 50% of his base salary in the event that the Company achieved a specific financial performance goal for fiscal 2003 that was established by the Committee. Although the Company did not achieve the financial performance goal, the Committee, in consideration of the activities and accomplishments of the Chief Executive Officer in relation to the strategic plans and goals of the Company, recommended and the Company paid an annual incentive bonus of $135,000 for fiscal 2003 to Mr. Cobb, which represented 30% of his base salary of $450,000 at the end of fiscal 2003. In determining the value of the bonus, the Committee considered Mr. Cobb’s leadership in the achievement of certain operating performance goals, including the completion of eight consecutive quarters of profitable operations and the increase in shareholder value, as well as accomplishments in relation to strategic goals of the Company, including a major change in strategic direction focusing on the government sector; the renewal of several major customers’ contracts; and the acquisition of Remtech Services, Inc. The Committee considers the total compensation received by Mr. Cobb for fiscal 2003 to be reasonable and appropriate.

     Loans to Chief Executive Officer. On November 6, 2002, Mr. Cobb repaid in full the principal and accrued interest on two loans that were extended by the Company in fiscal 2002. On July 16, 2001, the Company agreed to loan up to $192,000 to Mr. Cobb, and on January 18, 2002, the Company increased the maximum loan amount to $313,755. On February 15, 2002, the Company also agreed to loan $500,000 to Mr. Cobb. On October 31, 2002, Mr. Cobb repaid $300,000 of the principal balance on the first loan to the Company and, on November 6, 2002, repaid in full the principal and accrued interest on the first loan. Mr. Cobb repaid the $500,000 principal amount of the second loan on June 14, 2002 and, on November 6, 2002, repaid in full the accrued interest on the second loan. The material terms of the loans are described under the caption “Certain Transactions” in this Proxy Statement. Mr. Cobb used the proceeds of the loans to repay his personal indebtedness to a commercial bank. In authorizing the Company to make the loans, the Board of Directors (with Mr. Cobb abstaining) determined that the loans would benefit the Company by helping to alleviate personal financial pressures on Mr. Cobb that otherwise might cause him to be distracted from his management and operational duties and responsibilities as the President and Chief Executive Officer of the Company.

Submitted by the Compensation Committee of the Board of Directors of SCB Computer Technology, Inc. Walter M. Grant James E. Harwood Jim Rout (Chairman)

Summary Compensation Table

     The table below sets forth summary compensation information for each of the last three fiscal years with respect to the Company’s Chief Executive Officer in fiscal 2003 (T. Scott Cobb) and the four executive officers of the Company for fiscal 2003 who were serving in such capacities on April 30, 2003 (Michael J. Boling, Jeffrey S. Cobb, Steven H. Smith and Gordon L. Bateman), and who are the four other most highly compensated executive officers of the Company for fiscal 2003.

		Annual Compensation					Long-Term Compensation Awards Shares of Common Stock
Name and Principal Positions	Fiscal Year	Salary(1)		Bonus		Other Annual Compensation(2)	Underlying Stock Options	All Other Compensation

T. Scott Cobb	2003	$422,917		$135,000	(3)	$16,250	—	$ 75,392	(4)
President and Chief Executive	2002	340,560		175,875		9,000	30,000	101,252	(4)
Officer	2001	300,000		150,000		9,000	—	7,955	(4)

Michael J. Boling	2003	299,583		90,000	(5)	16,250	200,000	20,586	(6)
Executive Vice President, Chief	2002	290,000		167,392		9,000	30,000	14,729	(6)
Financial Officer, and Treasurer	2001	290,000		145,000		9,000	—	1,750	(6)

Jeffrey S. Cobb	2003	251,042	(7)	82,500	(8)	16,456	200,000	16,001	(9)
Executive Vice President and	2002	250,000		147,292		9,048	30,000	2,086	(9)
Chief Operating Officer	2001	250,000		125,000		8,682	—	3,301	(9)

Steven H. Smith	2003	250,000		86,002	(10)	—	—	12,488	(11)
Executive Vice President —	2002	250,000		77,710		9,182	30,000	52,370	(11)
State Government Services	2001	250,000		14,017		9,764	—	3,750	(11)

Gordon L. Bateman	2003	150,000		60,000	(12)	9,000	—	524	(13)
Executive Vice President and	2002	193,750		79,501		9,000	—	471	(13)
Secretary	2001	225,000		112,500		9,000	—	1,096	(13)

(1)	The salary figures shown in the table include amounts deferred by the employees under the Company’s deferred compensation plans.

(2)	Each executive officer’s other annual compensation for fiscal 2003 consisted of an automobile allowance or automobile lease.

(3)	T. Scott Cobb received $135,000 as an annual incentive bonus for fiscal 2003.

(4)	T. Scott Cobb’s other compensation consisted of payments for accrued vacation of $70,471 for 2003 and $94,352 for 2002; payments for excess group life insurance of $4,921, 3,244, and $1,980 for 2003, 2002 and 2001 respectively; payments of Company matching contributions under a deferred compensation plan of $3,656 for 2002 and $4,517 for 2001; and $1,458 for reimbursement of group short-term disability insurance premiums for 2001.

(5)	Mr. Boling received $90,000 as an annual incentive bonus for fiscal 2003.

(6)	Mr. Boling’s other compensation consisted of payments for accrued vacation of $14,423 for 2003 and $12,548 for 2002; payments of Company matching contributions under a deferred compensation plan of $4,617, $1,058, and $1,088 for 2003, 2002, and 2001, respectively; and payments for excess group life insurance of $1,546, $1,123, and $662 for 2003, 2002, and 2001, respectively.

(7)	The annual base salary for Jeffrey S. Cobb was $275,000 for fiscal 2003. However, in light of operational cost cutting measures, Mr. Cobb, as Chief Operating Officer, elected to forego 20% of his base salary from November 1, 2002 to April 1, 2003.

(8)	Jeffrey S. Cobb received $82,500 as an annual incentive bonus for fiscal 2003.

(9)	Jeffrey S. Cobb’s other compensation consisted of payments for accrued vacation of $13,221 for 2003; payments of Company matching contributions under a deferred compensation plan of $2,450, $1,785, and $3,085 for 2003, 2002, and 2001, respectively; and payments for excess group life insurance of $330, $301, and $216 for 2003, 2002 and 2001, respectively.

(10)	Mr. Smith received $86,002, $77,710, and $14,017 in account management commissions for fiscal 2003, 2002, and 2001, respectively.

(11)	Mr. Smith’s other compensation consisted of payments for accrued vacation of $12,019 for 2003 and $48,076 for 2002; payments for excess group life insurance of $469 for 2003 and $544 for 2002, and payments of Company matching contributions under a deferred compensation plan of $3,750 for each of 2002 and 2001.

(12)	Mr. Bateman received $60,000 as an annual incentive bonus for fiscal 2003 based on attainment of specific administrative and financial goals established by management relating to his responsibilities as Executive Vice President of Administration.

(13)	Mr. Bateman’s other compensation consisted of payments for excess group life insurance of $524, $471, and $483 for 2003, 2002, and 2001, respectively, and payments of Company matching contributions under a deferred compensation plan of $613 for 2001.

Stock Option Grants in Fiscal 2003

     The table below sets forth information concerning the stock options grants in fiscal 2003 to the executive officers named in the Summary Compensation Table and the potential realizable value of such stock options at assumed annual rates of stock price appreciation for the ten-year terms.

	No. of Shares of Common Stock Underlying Options Granted in	Percentage of All Stock Options Granted to Employees	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Fiscal 2003	in Fiscal 2003	Share (1)	Date(2)	5%	10%
T. Scott Cobb	0	—	—	—	—	—
Michael J. Boling	200,000	13.2	.70	08/28/2012	44,023	111,562
Jeffrey S. Cobb	200,000	13.2	.70	08/28/2012	44,023	111,562
Steven H. Smith	0	—	—	—	—	—
Gordon L. Bateman	0	—	—	—	—	—

(1)	The exercise price per share of each stock option granted to the named executive officers is equal to the fair market value of the common stock on the date of grant.

(2)	The stock options granted to the named executive officers were granted under the Company’s 1997 and 1995 Stock Incentive Plans, as amended (the “Stock Incentive Plans”). The Compensation Committee, which administers the Stock Incentive Plans and the Company’s other incentive plans, has general authority to accelerate, extend, or otherwise modify the benefits under the stock options in certain circumstances within overall plan and other limitations. The Compensation Committee has no present intention to exercise that authority with respect to these stock options.

(3)	In accordance with the SEC’s rules, these dollar figures represent hypothetical gains that could be achieved for the respective stock options if they were exercised at the end of the option term. The gains are based on assumed annual rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective stock options were granted to their expiration date. They do not reflect the Company’s estimates or projections of future prices of the common stock. The gains are net of the stock option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. The actual gains, if any, realized upon stock option exercises will depend upon the future performance of the common stock, the executive’s continued employment with the Company, and the dates on which the stock options are exercised. The hypothetical gains shown in the table might not be achieved.

Stock Option Exercises and Values for Fiscal 2003

     None of the executive officers named in the Summary Compensation Table exercised any stock options in fiscal 2003. The table below sets forth information concerning the number and value of their unexercised options at April 30, 2003.

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Stock Options at April 30, 2003		Value of Unexercised In-the-Money Stock Options at April 30, 2003*
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
T. Scott Cobb	0	0	30,000	—	$15,300	$—
Michael J. Boling	0	0	130,000	200,000	15,300	52,000
Jeffrey S. Cobb	0	0	320,300	200,000	15,300	52,000
Steven H. Smith	0	0	290,300	—	15,300	—
Gordon L. Bateman	0	0	190,300	—	—	—

*	In accordance with the SEC’s rules, an option is “in-the-money” if the fair market value of the underlying security exceeds the exercise price of the option. In the table, the values of the unexercised in-the-money stock options are calculated by multiplying the number of underlying shares of the Company’s common stock by the difference between the fair market value of the shares and the exercise prices of the stock options. For the purposes of the table, the fair market value of the Company’s common stock on April 30, 2003, is deemed to have been $0.96, which is the closing sale price of the common stock reported for transactions effected on the OTC Bulletin Board on such date.

Employment Agreement

     On November 1, 2002, the Company entered into an Employment Agreement (“Agreement”) with T. Scott Cobb that provides for his employment as the President and Chief Executive Officer of the Company through September 30, 2006. The Agreement provides that Mr. Cobb will receive a base salary of $450,000 during the first year, $500,000 during the second year, $550,000 during the third year, and $600,000 during the fourth year of the employment period. In addition, Mr. Cobb is eligible to receive an annual bonus and any other bonus pursuant to any bonus, profit sharing, or other incentive plan approved by the Board of Directors or the Compensation Committee. The Agreement provides that the employment period will be automatically extended for additional one year periods unless either party gives written notice to the contrary at least 30 days prior to the third anniversary date, (i.e., October 1, 2005) or any anniversary thereafter. If Mr. Cobb’s employment is terminated by reason of death, disability, or cause, the Company will have no obligation for compensation after the termination date other than the obligations accrued under the Agreement at the termination date.

Comparison of Total Shareholder Returns

     The graph below compares the cumulative total shareholder returns for the period from April 30, 1998, to April 30, 2003, for the Company’s common stock, the CRSP Index for the Nasdaq Stock Market — U.S. Companies (the “Nasdaq U.S. Companies Index”), and the CRSP Index for Nasdaq Computer and Data Processing Stocks (the “Nasdaq Computer and Data Processing Index”). The graph assumes that $100 was invested on April 30, 1998, in the Company’s common stock, the Nasdaq U.S. Companies Index, and the Nasdaq Computer and Data Processing Index, and that all dividends were reinvested. Total returns for the two Nasdaq indices are weighted based on the market capitalization of the companies included therein. Historic stock price performance is not indicative of future stock price performance. The Company does not make or endorse any prediction as to future stock price performance.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
SCB Computer Technology, Inc.

Produced on 07/21/2003 including data to 04/30/2003

Legend
Symbol	CRSP Total Returns Index for:
SCB Computer Technology, Inc.
Nasdaq Stock Market (US Companies)
Nasdaq Computer and Data Processing Stocks SIC 7370 - 7379 US & Foreign

Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year - end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on 4/30/1998.

Cumulative Total Shareholder Returns
Based on Reinvestment of $100 Beginning on April 30, 1998

	4/30/98	4/30/99	4/30/00	4/30/01	4/30/02	4/30/03
SCB Computer Technology, Inc.	$100	$56	$24	$4	$8	$8
Nasdaq U.S. Companies Index	100	137	208	114	91	80
Nasdaq Computer and Data Processing Index	100	153	223	122	85	79

Source: Center for Research in Security Prices, University of Chicago Graduate School of Business

CERTAIN TRANSACTIONS

     On July 16, 2001, the Company agreed to lend up to $192,000 to T. Scott Cobb, the President and Chief Executive Officer and a director of the Company (the “first loan”). The proceeds of the first loan were to be used by Mr. Cobb to repay his personal indebtedness to a commercial bank. The first loan bears interest at prime and originally had a maturity date of April 30, 2002. On January 18, 2002, the Company and Mr. Cobb modified the first loan by increasing the maximum available principal amount to $313,755 and extending the maturity date to August 31, 2002, subject to the requirement that Mr. Cobb prepay the first loan in certain circumstances. On August 28, 2002, the Company extended the maturity date of the first loan for two months to October 31, 2002, in order to provide Mr. Cobb with sufficient time to repay the first loan in its entirety. On October 31, 2002, Mr. Cobb repaid $300,000 of the principal balance on the first loan to the Company. At October 31, 2002, the outstanding principal balance of the first loan was $11,480 and the interest accrued thereunder was $13,739. On November 6, 2002, Mr. Cobb repaid in full the principal and accrued interest on the first loan.

     On February 15, 2002, the Company agreed to lend an additional $500,000 to Mr. Cobb (the “second loan”). The second loan incurred interest at prime, had a maturity date of January 31, 2003, and was secured by a pledge by Mr. Cobb to the Company of 1,503,691 shares of the Company’s common stock owned by Mr. Cobb. The proceeds of the second loan were to be used by Mr. Cobb to repay his personal indebtedness to a commercial bank. On June 14, 2002, Mr. Cobb repaid the $500,000 principal balance of the second loan to the Company. At October 31, 2002, the interest accrued under the second loan was $7,851. On November 6, 2002, Mr. Cobb repaid in full the accrued interest on the second loan.

     In fiscal 2003, the Company paid IT Resources Solutions.net, Inc. (“ITRS”), a minority owned business, $73,500 for marketing management services in the northeastern United States, $26,506 for the lease of office and storage facilities in New York, and $28,432 for contract labor used on the Company’s projects. The Company received $70,390 in revenue for employees working under sub- contractual agreements on ITRS projects. Kenneth J. Cobb, the son of T. Scott Cobb, is a shareholder of ITRS.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described herein. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote the shares of common stock represented by proxies that are submitted to the Company in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

     The Company will bear the cost of preparing and mailing this Proxy Statement and soliciting proxies. The Company has retained Mellon Investor Services LLC to provide services relating to the solicitation of proxies for the meeting. The Company has agreed to pay to Mellon Investor Services LLC a fee of $5,500 and to reimburse it for certain out-of-pocket expenses incurred in providing such services. Directors, officers, and other employees of the Company also may solicit proxies without any additional compensation. The solicitations will be made through the mail and may also be made in person or by telephone, facsimile, or other electronic means. The Company requests that brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners of the shares of common stock held of record by such nominees and will reimburse them for their reasonable forwarding expenses.

Shareholder Proposals for 2004 Annual Meeting of Shareholders

     Shareholders interested in presenting a proposal for consideration at the Company’s 2004 annual meeting of shareholders must follow the procedures prescribed in the Company’s bylaws and the proxy rules of the SEC. The Company’s bylaws and the SEC’s Rule 14a-8 under the Securities Exchange Act of 1934, as amended, require that shareholder proposals that are intended to be presented at the Company’s 2004 annual meeting of shareholders must be received by the Company (attention: Corporate Secretary) at its office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee 38125, not later than April 23, 2004, in order to be eligible for inclusion in the Company’s proxy solicitation materials relating to the meeting. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the requirements for such inclusion established by the Company’s bylaws or the SEC’s proxy rules.

By Order of the Board of Directors, Gordon L. Bateman Secretary

Memphis, Tennessee
August 22, 2003

APPENDIX A

SCB COMPUTER TECHNOLOGY, INC.
AUDIT COMMITTEE CHARTER

The purpose of the Audit Committee of the Board of Directors of SCB Computer Technology, Inc. (“SCB” or the “Company”) is to assist the Board of Directors by (I) overseeing the Company’s financial reporting process, (II) overseeing the Company’s system of internal control, (III) overseeing the audit process and selection and performance of the Company’s independent accountants, (IV) overseeing the Company’s process for monitoring compliance with laws and regulations and the Code of Conduct, (V) retaining legal counsel and other professional advisors, and (VI) acting as a qualified legal compliance committee, as such is defined in applicable SEC regulation. A critical element to achieve this mission is an environment and “tone at the top” that encourages open, candid and frequent communications among the Audit Committee, management and the independent accountants.

Composition and Qualifications

The Audit Committee is appointed by the Board of Directors and will consist of at least three members, all of which shall be independent. The members of the Audit Committee shall meet the independence, experience, and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission), and any national securities or automated quotation system on which the Company’s securities are listed or traded. At least one member of the Audit Committee shall be a “financial expert,” as defined by the Commission.

Authority and Responsibilities

The Audit Committee has authority to conduct or authorize investigations into any matter within its scope of responsibility. The Audit Committee is empowered to and will carry out the following responsibilities.

I.	Financial Reporting Process. The Audit Committee will perform the following tasks relating to the financial statement and reporting process.

•	Annual and quarterly tasks

•	Discuss with management the Company’s major financial risks and exposures and the actions taken by management to monitor and control such risks and exposures.

•	Review the disclosures required to be made by the Company’s CEO and CFO during the certification process for the annual and quarterly reports.

•	Annual Audited Financial Statements and Annual Report on Form 10-K

•	Inquire of Company management and the independent accountant regarding significant accounting and financial reporting issues, including complex or unusual transactions, off balance sheet transactions and highly judgmental areas.

•	Review and discuss with management and the independent accountant the annual audited financial statements, and consider whether they are complete, consistent with information known to the Audit Committee members and reflect appropriate accounting principles.

•	Review and discuss with management and the independent accountant the other sections of the annual report, including management’s discussion and analysis.

•	Read and discuss with management the annual earnings press release.

•	Reach a determination to recommend to the full Board that audited financial statements be included in the annual report filed with the SEC.

•	Interim Financial Statements and Periodic Reports on Form 10-Q

•	Review and discuss with management and the independent accountant the quarterly unaudited financial statements and consider whether the financial statements are consistent with information known to the Audit Committee members. The review and discussion should include management’s discussion and analysis and other sections of the quarterly report.

•	Review and discuss with management the quarterly earnings press release. The Audit Committee may delegate the authority for approval of the quarterly earnings release to one or more members, provided the members approval is presented to the full committee at the next scheduled meeting.

II.	System of Internal Control. The Audit Committee will perform the following tasks relating to the system of internal control.

•	Understand the scope of the independent accountant’s review of the internal control during the annual audit, and obtain reports on significant findings and recommendations, together with management’s responses.

•	Review findings of the periodic evaluations by the CEO and CFO of the Company’s system for internal control. Determine if the CEO and CFO will make required certifications (in accordance with regulatory guidelines) in the Company’s periodic and annual reports with respect to the Company’s internal controls.

III.	Audit Process and Independent Accountants. The Audit Committee will have the following direct authority over the independent accountants.

•	Appoint the registered public accounting firm employed by the Company, subject to shareholder approval.

•	Oversee the work of the independent accountant.

•	Approve in advance the fees for audit and permitted non-audit services to be provided by the independent accountants.

•	Approve in advance any audit or permitted non-audit services to be provided by the independent accountants. The Audit Committee may delegate authority to one or more members for the pre-approvals of audit and permitted non-audit services, provided the member’s pre-approval is presented to the full committee at the next scheduled meeting.

•	Resolve any disagreements between management and the independent accountant regarding financial reporting.

•	Discharge any independent accountant engaged to perform audit or permitted non-audit services to the Company.

The Audit Committee will perform the following tasks relating to the oversight of the independent accountants.

•	Review the independent accountants’ proposed audit scope, approach and staffing.

•	Understand the nature and extent of independent accountant involvement in the interim financial statements.

•	Discuss with the independent accountant the results of the audit, including any difficulties encountered during the course of the audit.

•	Review with the independent accountant all matters required to be communicated to the Audit Committee under generally accepted auditing standards, the Exchange Act and the Commission’s rules, including a discussion of material written communications between the independent accountant and management and any schedule of unadjusted differences.

•	Review the performance of the independent accountants, and exercise final approval on the appointment or discharge of the independent accountants.

•	Monitor the independent accountants’ process for required rotation of the lead audit partner.

•	Adopt a policy regarding the Company making employment offers to any personnel of the independent accountant.

•	Review and obtain a written statement from the independent accountants delineating relationships between themselves and the Company and any other matters that might reasonably be expected to affect their independence, including non-audit services. This written statement will be submitted to the Audit Committee at the beginning of the annual financial audit and resubmitted, including any changes, when the final independent accountants’ report is submitted to the Audit Committee.

•	Receive timely reports from the independent accountants concerning the Company’s critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of alternative disclosures and treatments and the treatment preferred by the independent accountants and all other material written communications between the independent accountants and management.

IV.	Compliance and the Company’s Code of Conduct. The Audit Committee will complete, at least annually, the following tasks relating to the Company’s process for monitoring compliance with laws and regulations and with the Code of Conduct.

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of any investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any investigation by regulatory agencies, and any independent accountant observations.

•	Review the process for communicating the Code of Conduct to Company personnel, and for monitoring compliance therewith.

•	Approve any waivers of the Company’s Code of Conduct.

•	Obtain regular updates from management and Company legal counsel regarding compliance matters.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

V.	Independent Legal Counsel and other Advisors. The Audit Committee is authorized to retain legal counsel and other advisors to investigate any matters that might arise or to provide advice on matters that could effect the Company’s financial statements.

VI.	Qualified Legal Compliance Committee. The Audit Committee is authorized to adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law. In such regard, the Audit Committee has the authority and responsibility:

•	To inform the chief executive officer of any report of evidence of a material violation of federal or state securities law;

•	To determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents, and if an investigation is necessary or appropriate, to:

•	Notify the full board of directors;

•	Initiate an investigation; and

•	Retain such additional expert personnel as the committee deems necessary; and

•	At the conclusion of any such investigation, to:

•	Recommend that the Company implement an appropriate response to evidence of a material violation; and

•	Inform the chief executive officer and the board of directors of the results of any such investigation and the appropriate remedial measures to be adopted.

The Audit Committee is further authorized, upon a majority vote by the members of the Audit Committee, to take all other appropriate action, including notifying the Securities and Exchange Commission, in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee has recommended the Company take.

VII.	Other Matters. The Audit Committee will perform the following additional tasks.

•	Approve any related party transactions.

•	Perform other activities related to this charter as requested by the Board of Directors of the Company.

•	Institute and oversee special investigations as needed.

•	If the Company institutes an internal audit function, provide oversight.

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or the Commission.

•	Confirm that all responsibilities outlined in this charter have been carried out.

Meeting and Reporting

The Audit Committee will meet at least four times per fiscal year with authority to convene additional meetings, as circumstances require. The Committee will invite members of management, the independent accountants, and others (including legal counsel as required by the circumstances) to attend meetings. The Audit Committee will hold private meetings with the independent accountants and will periodically convene in executive session.

The Audit Committee will have the following reporting responsibilities.

•	Regularly report to the Board of Directors about committee activities, issues and related recommendations.

•	Provide an open avenue of communication between the independent accountants and the Board of Directors.

•	Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by applicable rules and regulations, including approval of non-audit services.

•	Every three years publish this charter in the Company’s proxy statement for its annual meeting.

•	Review any other reports on Company issues that relate to committee responsibilities.

Scope Limitation

This Audit Committee Charter establishes the authority and responsibilities of the Audit Committee. While the Audit Committee has the above authority and responsibilities, it is the responsibility of management to determine that the financial statements and related footnotes are complete and accurate in accordance with generally accepted accounting principles and it is the independent accountants’ responsibility to plan and conduct the independent audit.

Please Mark Here for Address Change or Comments	[ ]
SEE REVERSE SIDE

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned’s instructions set forth herein. If no instructions are provided, this proxy will be voted FOR each of the proposals described below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

1.	To elect three Class II directors of the Company to serve on the Board of Directors for a term expiring at the 2006 annual meeting of shareholders.					FOR	AGAINST	ABSTAIN
		FOR all nominees listed (except as otherwise indicated*)	WITHHOLD AUTHORITY for all nominees listed	2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004.	|_|	|_|	|_|

01 Jack R. Blair
	02 Walter M. Grant	|_|	|_|
03 Robert J. Hunt

*	To withhold authority to vote for any director nominee, draw a line through the name of the nominee in the list above.				With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

					Date:			, 2003

Signature of shareholder

Signature of shareholder, if held jointly

Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by President or other authorized officer. Partnerships should sign in full partnership name by authorized partner.

^ FOLD AND DETACH HERE ^

Vote by Telephone or Internet or Mail
24 Hours a Day, 7 Days a Week

Telephone and Internet voting are available through
11:00 PM, Eastern Time, on the day prior to the meeting.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Telephone 1-800-435-6710	OR	Internet http://www.eproxy.com/scbi	OR	Mail
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by telephone or Internet,
you do NOT need to return your proxy card.

THANK YOU FOR VOTING.

PROXY	SCB COMPUTER TECHNOLOGY, INC.	PROXY

2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 23, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2003 Annual Meeting of Shareholders of SCB Computer Technology, Inc. (the “Company”) will be held at the Company’s office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on September 23, 2003, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the combined Notice of 2003 Annual Meeting of Shareholders and Proxy Statement dated August 22, 2003, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the shareholders at the meeting.

The undersigned hereby appoints T. Scott Cobb, Michael J. Boling, and Gordon L. Bateman, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

3800 Forest Hill-Irene Road, Suite 100, Memphis, TN 38125 (800) 221-1640 (901) 754-6577 Fax (901) 754-8463

August 22, 2003

Dear Shareholder:

     It is a great pleasure to have this opportunity to provide you with our 2003 Annual Report and the Proxy Statement for our 2003 Annual Meeting of Shareholders. The Annual Report discusses our performance in fiscal 2003 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on September 23, 2003.

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-800-435-6710 on a touch-tone telephone at any time and follow the instructions on the reverse side;

2.	Use the Internet at http://www.eproxy.com/scbi at any time and follow the instructions on the reverse side; or

3.	Complete, sign, date, and return your proxy card in the accompanying envelope.

     Thank you for your continued interest in, and ownership of, SCB Computer Technology, Inc.

Sincerely, T. Scott Cobb President and Chief Executive Officer

Please Mark Here for Address Change or Comments	[ ]
SEE REVERSE SIDE

The ESOP trustee will vote the shares of common stock held by the ESOP and allocated to the undersigned’s account in accordance with the instructions set forth herein if they are received by September 18, 2003. If the undersigned’s voting instructions are not received by such date, the ESOP trustee will vote the shares of common stock allocated to the undersigned’s ESOP account in the same proportion that it votes the shares for which timely instructions were received from the other ESOP participants. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE ESOP TRUSTEE TO VOTE FOR THE PROPOSALS.

1.	To elect three Class II directors of the Company to serve on the Board of Directors for a term expiring at the 2006 annual meeting of shareholders.					FOR	AGAINST	ABSTAIN
		FOR all nominees listed (except as otherwise indicated*)	WITHHOLD AUTHORITY for all nominees listed	2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004.	|_|	|_|	|_|

01 Jack R. Blair
	02 Walter M. Grant	|_|	|_|
03 Robert J. Hunt

*	To withhold authority to vote for any director nominee, draw a line through the name of the nominee in the list above.				With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

					Date:			, 2003

Signature of ESOP participant

Please sign your name as it appears on this voting instruction form.

^ FOLD AND DETACH HERE ^

Provide Your Voting Instructions by Telephone or Internet or Mail
24 Hours a Day, 7 Days a Week

Telephone and Internet voting instructions are available
through 4:00 PM, Eastern Time, on September 18, 2003.

Your telephone or Internet voting instructions authorize the ESOP trustee to vote your shares in the same manner as if you marked, signed, and returned your voting instruction form.

Telephone 1-800-435-6710	OR	Internet http://www.eproxy.com/scbi	OR	Mail
Use any touch-tone telephone to provide your voting instructions to the ESOP trustee. Have your voting instruction form in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Use the Internet to provide your voting instructions to the ESOP trustee. Have your voting instruction form in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Mark, sign, and date your voting instruction form and return it in the enclosed postage-paid envelope.

If you provide your voting instructions by telephone or Internet, you do NOT need to return your voting instruction form.

THANK YOU FOR YOUR VOTING INSTRUCTIONS.

ESOP	SCB COMPUTER TECHNOLOGY, INC.	ESOP

2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 23, 2003

THIS VOTING INSTRUCTION FORM FOR PARTICIPANTS IN THE SCB COMPUTER TECHNOLOGY, INC. ESOP IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2003 Annual Meeting of Shareholders of SCB Computer Technology, Inc. (the “Company”) will be held at the Company’s office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on September 23, 2003, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the combined Notice of 2003 Annual Meeting of Shareholders and Proxy Statement dated August 22, 2003, accompanying this voting instruction form, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the shareholders at the meeting.

The undersigned is a participant in the Company’s ESOP. In such capacity, the undersigned hereby instructs First Bankers Trust, as trustee of the ESOP, to vote all shares of the Company’s common stock held by the ESOP and allocated to the undersigned’s ESOP account as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof in accordance with the instructions set forth herein.

The undersigned hereby revokes any instruction heretofore given and instructs the ESOP trustee to vote or act as indicated on the reverse side hereof.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

3800 Forest Hill-Irene Road, Suite 100, Memphis, TN 38125 (800) 221-1640 (901) 754-6577 Fax (901) 754-8463

August 22, 2003

Dear ESOP Participant:

     It is a great pleasure to have this opportunity to provide you with our 2003 Annual Report and the Proxy Statement for our 2003 Annual Meeting of Shareholders. The Annual Report discusses our performance in fiscal 2003 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on September 23, 2003

YOUR VOTING INSTRUCTION IS IMPORTANT!

You can provide voting instructions to the ESOP trustee in one of three ways:

1.	Call toll-free 1-800-435-6710 on a touch-tone telephone at any time and follow the instructions on the reverse side;

2.	Use the Internet at http://www.eproxy.com/scbi at any time and follow the instructions on the reverse side; or

3.	Complete, sign, date, and return your voting instruction form in the accompanying envelope.

     Thank you for your continued interest in, and ownership of, SCB Computer Technology, Inc.

Sincerely, T. Scott Cobb President and Chief Executive Officer